UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2010

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On October 19, 2010, Peabody Energy Corporation announced the following 2010 volume and financial targets.

	Year Ended Dec. 31, 2010
	Targeted Results
	Low	High
2010 Volume Targets
(Amounts in Millions of Tons)
Tons Sold	240.0	260.0
U.S.	185.0	195.0
Australia	27.0	29.0
Metallurgical	9.5	10.0

Reconciliation of EBITDA to Income from Continuing Operations, Net of Income Taxes – 2010 Targets (Unaudited)

(Dollars in Millions, Except Earnings Per Share Data)

	Year Ended Dec. 31, 2010
	Targeted Results
	Low	High
EBITDA	$1,850	$1,900
Depreciation, Depletion and Amortization	440	450
Asset Retirement Obligation Expense	43	40
Interest Income	(6)	(7)
Interest Expense	209	208
Refinancing Charges	18	18
Income Tax Provision Before Remeasurement of Foreign Income Tax Accounts	320	305

Adjusted Income from Continuing Operations (1)	826	886
Remeasurement Expense Related to Foreign Income Tax Accounts	29	29

Income from Continuing Operations, Net of Income Taxes	$797	$857

Net Income Attributable to Noncontrolling Interests	$25	$32

Adjusted Diluted EPS:

Adjusted Income from Continuing Operations:
Continuing Operations (2)	$2.84	$3.04
Remeasurement Expense Related to Foreign Income Tax Accounts	0.11	0.11

Adjusted Income from Continuing Operations	$2.95	$3.15

(1) In order to arrive at the numerator used to calculate adjusted diluted EPS, it is necessary to deduct net income attributable to noncontrolling interests from this amount.
(2) Reflects income from continuing operations, net of income taxes less net income attributable to noncontrolling interests.

This information is intended to be reviewed in conjunction with the company’s filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

October 19, 2010	By:	/s/ Michael C. Crews

Name: Michael C. Crews
Title: Executive Vice President and Chief Financial Officer